Exhibit 10.13(i)

CLEARWATER PAPER CORPORATION

STOCK OPTION AGREEMENT

2008 STOCK INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT is made and entered into the day specified in the attached Addendum by and between Clearwater Paper Corporation, a Delaware corporation (the “Corporation”), and the Employee named in the attached Addendum (the “Employee”).

W I T N E S S E T H:

That to encourage stock ownership by employees of the Corporation and for other valuable consideration, the parties agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings set forth in this Section 1. Capitalized terms not defined in this Agreement shall have the same definitions as in the Plan.

(a) “Addendum” means the attached Addendum.

(b) “Date of Grant” means the date on which the Committee determined to grant this Option, as specified in the Addendum.

(c) “Disability” means the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

(d) “Exercise Price” means the price per Share designated in the Addendum at which this Option may be exercised.

(e) “Misconduct” means that the Committee (or its delegate) has determined in its sole discretion that the Employee has:

(i) engaged in competition with the Corporation or a Subsidiary or an Affiliate, including, but not limited to, the rendering of services for any organization or engaging directly or indirectly in any business that is or may be (in the reasonable discretion of the Committee) directly or indirectly competitive with the Corporation or a Subsidiary or an Affiliate;

(ii) induced any customer of the Corporation or a Subsidiary or an Affiliate to breach any contract with the Corporation or a Subsidiary or an Affiliate, or induced any employee of the Corporation or a Subsidiary or an Affiliate to be employed or perform services elsewhere;

(iii) made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary or an Affiliate;

(iv) committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary or an Affiliate;

(v) engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary or an Affiliate;

(vi) committed an act that could (either alone or with other acts) be considered harassment or discrimination on the basis of gender, race, age, religion, sexual orientation or other protected category; or

(vii) committed an alcohol or drug offense in violation of the Corporation’s or a Subsidiary’s or an Affiliate’s Substance Abuse Policy for salaried employees.

(f) “Option Period” means the term of this Option as provided in Section 4 of this Agreement.

(g) “Purchase Price” means the Exercise Price times the number of whole shares with respect to which this Option is exercised.

(h) “Retirement Plan” means the Clearwater Paper Salaried Retirement Plan.

2. Grant of Option. The Corporation grants to Employee the option to purchase that number of shares of Stock specified in the Addendum for the Exercise Price specified in the Addendum, on the terms and conditions stated in this Agreement. This Option has been granted pursuant to the Plan, a copy of the text of which Employee may obtain upon request to the Corporation.

3. Vesting. Subject to the conditions stated in this Agreement, unless a different period is specified in the Addendum, the period during which the option may be exercised (the “Vesting Schedule”) shall be as follows:

Number of Shares	Vesting Schedule*
50% of the number of shares specified in the Addendum	From one year from the Date of Grant to end of term for Option

50% of the number of shares specified in the Addendum	From two years from the Date of Grant to end of term for Option

Notwithstanding the foregoing, Employee shall have the right to exercise the Option for 100% of the Shares covered by the Option, or any portion thereof, upon a Change of Control that occurs after the date that is six months after the Date of Grant.

*	See Paragraph 5 for further explanation of end of term for Option.

4. Option Term; Exercise After Termination of Service. The term of this Option shall end and this Option shall not be exercisable after seven years from the Date of Grant if this Option is designated as an Incentive Stock Option in the Addendum or 10 years from the Date of Grant if this Option is designated as a Nonstatutory Stock Option in the Addendum or, if earlier, upon the termination of Employee’s Service, subject to the following provisions:

(a) If the termination of employment is caused by the Employee’s death, this Option, to the extent that it was exercisable under Section 3 of this Agreement at the date of death and had not previously been exercised, may be exercised at any time before the end of the Option Period as specified in the Option Agreement by Employee’s executors or administrators or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance.

(b) If the termination of employment is caused by Disability or coincides with Employee’s commencement of early or normal retirement payments under the Retirement Plan, this Option, to the extent it was exercisable under Section 3 of this Agreement at the end of such termination and had not previously been exercised, may be exercised at any time before the end of the Option Period as specified in the Option Agreement.

(c) If the termination of Service is for any reason other than death, Disability or retirement under the Retirement Plan, this Option, to the extent that it was exercisable under Section 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised within 90 days after the date of such termination. Notwithstanding the foregoing, if the termination of employment is by reason of Employee’s Misconduct, this Option shall cease to be exercisable at the time of such termination.

5. Share Reserve. The Corporation agrees that it will at all times during the Option Period reserve and keep available sufficient authorized but unissued or reacquired Common Stock to satisfy the requirements of this Agreement.

6. Manner of Exercise. Employee, or Employee’s representative, may exercise 20% or more of the portion of this Option that has become vested under Section 3 of this Agreement by giving written notice to the Corporation at Spokane, Washington, attention of the Human Resources Department, or by giving electronic notice in a manner approved by the Committee, specifying the election to exercise the Option, the number of Shares for which it is being exercised and the method of payment for the amount of the Purchase Price of the Shares for which this Option is exercised. Such payment shall be made:

(a) In United States dollars delivered at the time of exercise;

(b) Subject to the conditions stated in rules and regulations adopted by the Committee, by the surrender of Shares in good form for transfer, owned by the person exercising this Option and having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price;

(c) In any combination of subsections (a) and (b) above, if the total of the cash paid and the Fair Market Value of the Shares surrendered equals the Purchase Price of the Shares for which this Option is being exercised; or

(d) If the Committee has established a broker-assisted cashless exercise program, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the Purchase Price.

The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of Employee, shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No Share shall be issued until full payment has been made. After receipt of full payment, the Corporation shall cause to be issued a certificate or certificates for the Shares for which this Option has been exercised, registered in the name of the person or persons exercising the Option (or in the name of such person or persons and another person as community property or as joint tenants), and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

7. Withholding Taxes. In the event the Corporation determines that it is required to withhold state or federal income taxes, social security taxes or other applicable taxes as a result of the exercise of this Option, as a condition to the exercise of the Option, the Corporation will satisfy such withholding requirements by withholding of Shares otherwise issuable upon exercise of the Option, which Shares will have a Fair Market Value (determined as of the date when taxes otherwise would be withheld in cash) not in excess of the legally required minimum amount of tax withholding.

8. Stockholder Rights. Neither Employee nor Employee’s representative shall have any rights as a stockholder with respect to any Share subject to this Option until such Shares shall have been issued to Employee or Employee’s representative.

9. Legal Restrictions. Unless at the time Employee gives notice of the exercise of this Option, the Shares to be issued are registered under the Securities Act, the notice shall include a statement to the effect that all Shares for which this Option is being exercised are being purchased for investment, and without present intention of resale, and will not be sold without registration under the Securities Act or exemption from registration, and such other representations as the Committee may require. The Corporation may permit the sale or other disposition of any Shares acquired pursuant to any such representation if it is satisfied that such sale or other disposition would not contravene applicable state or federal securities laws. Unless the Corporation shall determine that, in compliance with the Securities Act or other applicable statute or regulation, it is necessary to register any of the Shares for which this Option has been exercised, and unless such registration, if required has been completed, transaction advices to be provided upon the exercise of this Option shall contain the following legend on the face thereof:

“The Shares represented by this transaction advice have not been registered under the Securities Act of 1933 and may be offered, sold or transferred only if registered pursuant to the provisions of that Act or if an exemption from registration is available.”

10. No Employment Rights. Nothing in this Agreement shall be construed as giving Employee the right to be retained as an employee or as impairing the rights of the Corporation to terminate his or her employment at any time, with or without cause.

11. Interpretation; Applicable Law. This Agreement shall be interpreted and construed in a manner consistent with the terms of the Plan and in accordance with the laws of the State of Delaware (without regard to choice of law principles). If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

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IN WITNESS WHEREOF, each party has or has caused this Agreement to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation, a Delaware corporation

By:
Name:
Title:
Date:

EMPLOYEE:

[Name of Employee]

Date:

ADDENDUM TO STOCK OPTION AGREEMENT

CLEARWATER PAPER CORPORATION 2008 STOCK INCENTIVE PLAN

Name of Employee: [—]

1. Date of Grant: [—]

2. Exercise Price: $[—] per share, which is agreed to be one hundred percent (100%) of the Fair Market Value of the common stock subject to the Option on the Date of Grant.

3. The number of Shares subject to this Stock Option Agreement is [—], subject to adjustment as provided in Section 11 of the Plan and Section 6 of this Stock Option Agreement.

4. This Option is: [ISO] [NSO].

5. The Vesting Schedule for this Option is: The schedule specified in Paragraph 3 of the Stock Option Agreement, except that no exercise will be permitted for a fractional Share.

The document entitled Stock Option Agreement – Clearwater Paper Corporation 2008 Stock Incentive Plan is incorporated by this reference into this Addendum.

IN WITNESS WHEREOF, the Corporation has caused this addendum to the Stock Option Agreement to be executed on its behalf by its duly authorized representative, and the Employee has executed the same on the date indicated below.

IN WITNESS WHEREOF, each party has or has caused this Addendum to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation, a Delaware corporation

By:
Name:
Title:
Date:

EMPLOYEE:

[Name of Employee]

Date: